Exhibit 10.22

SECURITY AGREEMENT

This SECURITY AGREEMENT is made as of this 25th day of August, 2005 by and among LAURUS MASTER FUND, LTD. (the “Lender” or “Secured Party”) and IWT TESORO TRANSPORT, INC., a Florida corporation, THE TILE CLUB, INC., a Delaware corporation, IMPORT FLOORING GROUP, INC., a Delaware corporation and IWT TESORO INTERNATIONAL LTD., a Bermuda corporation (collectively, the “Debtor”).

RECITALS

WHEREAS, pursuant to the provisions of a certain Security Agreement (as amended, modified, supplemented and restated from time to time, the “Credit Agreement”) dated as of the date hereof among IWT Tesoro Corporation and International Wholesale Tile, Inc. (collectively, “Borrower”) and Lender, Lender has agreed to make loans and advances and otherwise extend credit to Borrower; and

WHEREAS, Debtor is an affiliate and/or subsidiary of Borrower and as such has and will derive substantial benefit from the making of the loan advances and extensions of credit to Borrower by Lender; and

WHEREAS, the Debtor has guaranteed the repayment of the loans and advances made by Lender to Borrower pursuant to a Continuing Guaranty Agreement dated of even date herewith (as amended, modified, supplemented and restated from time to time, the “Guaranty Agreement”); and

WHEREAS, it is a condition precedent to the obligation of the Lender to make loans, advances and other extensions of credit to the Borrower under the Credit Agreement that the Debtor shall have executed and delivered this Security Agreement to the Secured Party;

NOW, THEREFORE, in consideration of the premises and to induce the Secured Party to continue to make loans, advances and other extensions of credit under the Credit Agreement, the Debtor hereby agrees as follows:

1.                                       Defined Terms.

(a)                                  Unless otherwise defined herein, terms which are defined in the Credit Agreement and used herein are so used as so defined.

(b)                                 The following terms have the meanings given to them in the UCC and terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC (such meanings to be equally applicable to both the singular and plural terms of the terms defined): Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Equipment, Farm Products, Fixtures, General Intangibles, Goods, Health-Care-Insurance Receivables, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Payment Intangibles, Proceeds, Software and Supporting Obligations.

(c)                                  The following terms shall have the following meanings:

“Collateral” shall have the meaning assigned to it in Section 2 of this Security Agreement.

“Contracts” means the separate contracts between the Debtor and third parties (including without limitation its customers), as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (a) all rights of the Debtor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of the Debtor to damages arising out of, or for, breach or default in respect thereof and (c) all rights of the Debtor to perform and to exercise all remedies thereunder; but excluding any contracts, the assignment or hypothecation of which, for collateral purposes, would result in a default or require, or cause, a forfeiture or permit a revocation of material rights under such contract.

“Requirement of Law” has the meaning set forth in Section 5(b) hereof.

“Security Agreement” means this Security Agreement, as amended, supplemented, restated or otherwise modified from time to time.

“Vehicles” means all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state all tires and other appurtenances to any of the foregoing.

2.                                       Grant of Security Interest.

(a)                                  As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations and all debts, liabilities and obligations owing by any Debtor arising under, out of, or in connection with each Guaranty Agreement, this Security Agreement and each of the other documents, instruments or agreements relating to or executed in connection therewith or herewith (the “Guaranty Obligations”), each Debtor hereby grants to the Secured Party a security interest in all properties, assets and rights of such Debtor now owned or at any time hereafter acquired by such Debtor or in which such Debtor now has or at any time in the future may acquire any right, title or interest, wherever located or situated (collectively, the “Collateral”) including, without limitation, the following:

(i)	all Accounts;

(ii)	all Chattel Paper;

(iii)	all Commercial Tort Claims, if any, listed and described in Exhibit A attached hereto;

(iv)	all Consignments;

(v)	all Contracts;

(vi)	all Deposit Accounts, other bank accounts and all funds on deposit therein;

(vii)	all Documents;

(viii)	all Equipment;

(ix)	all Fixtures

(x)	all General Intangibles;

(xi)	all Goods;

(xii)	all Health-Care-Insurance Receivables;

(xiii)	all Instruments;

(xiv)	all Intellectual Property;

(xv)	all Inventory;

(xvi)	all Investment Property;

(xvii)	all Stock;

(xviii)	all Letter-of-Credit Rights;

(xix)	all Letters of Credit;

(xx)	all Payment Intangibles;

(xxi)	all Promissory Notes;

(xxii)	all Software;

(xxiii)	all Supporting Obligations including letters of credit and guarantees issued in support of Accounts, Chattel Paper, General Intangibles and Investment Property;

(xxiv)	all Vehicles;

(xxv)

all money, cash and cash equivalents and all cash held as cash collateral and all other cash or property at any time on deposit with or held by Secured Party for the account of Debtor (whether for safe keeping, custody, pledge, transmission or otherwise); and

(xxvi)

to the extent not otherwise included, all products and Proceeds (including (i) insurance claims against third parties for loss of, damage to, or destruction of, the foregoing Collateral, (ii) payments due or to become due under leases, rentals and hires of any or all of the foregoing and Proceeds payable under, or unearned premiums with respect to policies of insurance in whatever form), all accessions and additions thereto and all substitutions and replacements therefore and products of any and all of the foregoing.

3.                                       Rights of Secured Party; Limitations on Secured Party’s Obligations.

(a)                                  Debtor Remains Liable under Accounts and Contracts.  Anything herein to the contrary notwithstanding, each Debtor shall remain liable under each of the Accounts and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account and in accordance with and pursuant to the terms and provisions of each such Contract.  The Secured Party shall not have any obligation or liability under any Account (or any agreement giving rise thereto) or under any Contract by reason of or arising out of this Security Agreement or the receipt by the Secured Party of any payment relating to such Account or Contract pursuant hereto, nor shall the Secured Party be obligated in any manner to perform any of the obligations of any Debtor under or pursuant to any Account (or any agreement giving rise thereto) or under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto) or under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(b)                                 Notice to Account Debtors and Contracting Parties.  Upon the request of the Secured Party at any time after the occurrence and during the continuance of an Event of Default, each Debtor shall notify account debtors on the Accounts and parties to the Contracts that the Accounts and the Contracts have been assigned to the Secured Party and that payments in respect thereof shall be made directly to the Secured Party.  The Secured Party may in its own name or in the name of others communicate with account debtors on the Accounts and parties to the Contracts to verify with them to its satisfaction the existence, amount and terms of any Accounts or Contracts.

(c)                                  Analysis of Accounts.  The Secured Party shall have the right, at its own expense, to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Debtor shall furnish all such assistance and information as the Secured Party may reasonably require in connection therewith, provided that the making of the foregoing test verifications shall be at the expense of the Debtor if and only if an Event of Default shall have occurred and be continuing.  At any time upon the Secured Party’s request and after the occurrence and during the continuance of an Event of Default, or in connection with the Debtor’s annual audit, the Debtor, at its sole expense, shall cause its independent public accountants or others selected by the Debtor and satisfactory to the Secured Party to furnish to the Secured Party reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts.

(d)                                 Collections on Accounts.  The Secured Party hereby authorizes the Debtor to collect the Accounts subject to the Secured Party’s direction and control, and the Secured Party may curtail or terminate said authority upon the occurrence and during the continuance of an Event of Default.  If required by the Secured Party upon the occurrence and during the continuance of an Event of Default, any payments of Accounts, when collected by the Debtor, shall be forthwith (and, in any event, within two Business Days) deposited by the Debtor in the exact form received, duly endorsed by the Debtor to the Secured Party if required, in a special collateral account maintained by the Secured Party, subject to withdrawal by the Secured Party only, as hereinafter provided, and, until so turned over, shall be held by the Debtor in trust for the Secured Party, segregated from other funds of the Debtor.  Each deposit of any such Proceeds shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.  All Proceeds constituting collections of Accounts while held by the Secured Party (or by the Debtor in trust for the Secured Party) shall continue to be collateral security for all of the Obligations and the Guaranty Obligations and shall not constitute payment thereof until applied as hereinafter provided.  If an Event of Default shall have occurred and be continuing, at any time at the Secured Party’s election, the Secured Party shall apply all or any part of the funds on deposit in said special collateral account on account of the Obligations and the Guaranty Obligations, and any part of such funds which the Secured Party elects not so to apply and deems not required as collateral security for the Obligations and the Guaranty Obligations shall be paid over from time to time by the Secured Party to the Debtor or to whomsoever may be lawfully entitled to receive the same.  At the Secured Party’s request during the continuance of an Event of Default, the Debtor shall deliver to the Secured Party all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts, including, without limitation, all original orders, invoices and shipping receipts.

4.                                       Representations and Warranties.  The Debtor hereby represents and warrants that:

(a)                                  Title; No Other Encumbrances.  Except for the Liens granted to the Secured Party pursuant to this Security Agreement, and the other Permitted Liens, the Debtor owns each item of the Collateral free and clear of any and all Liens.  No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as may have been filed in favor of the Secured Party or any other Person holding a Permitted Lien.

(b)                                 Perfected Liens.  Except with respect to Vehicles referred to in Section 5(q) the Liens granted pursuant to this Security Agreement constitute perfected Liens on the Collateral (not constituting real property) in favor of the Secured Party, which are prior to all other Liens on the Collateral, except for Permitted Liens and which are enforceable as such against all creditors of and purchasers from the Debtor and against any owner or purchaser of the real property where any of the Equipment is located and any present or future creditor obtaining a Lien on such real property.

(c)                                  Accounts.  The amount represented by the Debtor to the Secured Party from time to time as owing by each account debtor or by all account debtors in respect of the Accounts will at such time be the correct amount actually owing by such account debtor or debtors thereunder in all material respects.  No amount payable to the Debtor under or in connection with any Account is evidenced by any Instrument or Chattel Paper (other than

Contracts constituting Chattel Paper), which has not been delivered to the Secured Party.  The place where the Debtor keeps its records concerning the Accounts is set forth in Schedule 4(c).

(d)                                 Contracts.  No consent of any party (other than the Debtor) to any Contract is required, or purports to be required, in connection with the execution, delivery and performance of this Security Agreement.  Each Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the parties thereto, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally.  No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Contracts by any party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Contract to any material adverse limitation, either specific or general in nature.  Neither the Debtor nor (to the best of the Debtor’s knowledge) any other party to any Contract is in default in a manner which could reasonably be expected to materially adversely affect the value of all such Contracts as Collateral or is reasonably likely to become in default in the performance or observance of any of the terms thereof in any material respect.  The Debtor has fully performed all its current obligations under each Contract.  The right, title and interest of the Debtor in, to and under each Contract are not subject to any defense, offset, counterclaim or claim which in the aggregate could reasonably be expected to have a Material Adverse Effect.  No amount payable to the Debtor under or in connection with any Contract is evidenced by any Instrument or Chattel Paper (other than Contracts constituting Chattel Paper), which has not been delivered to the Secured Party.

(e)                                  Inventory and Equipment.  The Inventory and the Equipment are kept at the locations listed in Schedule 4(e).

(f)                                    Chief Executive Office.  The Debtor’s chief executive office, chief place of business and jurisdiction of incorporation are as set forth in Schedule 4(f).

(g)                                 Intellectual Property.  All Intellectual Property owned by the Debtor in its own name as of the date hereof is listed on Schedule 4(g).  To the best of the Debtor’s knowledge, all the Intellectual Property is valid, subsisting, unexpired, enforceable and has not been abandoned.  Except as set forth in Schedule 4(g), none of such Intellectual Property is the subject of any licensing or franchise agreement.  No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of any Intellectual Property.  Except as disclosed in the Credit Agreement, no action or proceeding is pending (i) seeking to limit, cancel or question the validity of any of the Intellectual Property, or (ii) which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

(h)                                 Governmental Obligors.  None of the obligors on any Accounts, and none of the parties to any Contracts, is a Governmental Authority with respect to which the Federal Assignment of Claims Act is applicable.

(i)                                     Deposit Accounts.  All deposit, custody, money market or other accounts (whether, in any case, time or demand or interest or non-interest bearing) maintained by the

Debtor with any bank or any other financial institution are Deposit Accounts and are listed on Schedule 4(i).

(j)                                     Commercial Tort Claims.  All Commercial Tort Claims to which the Debtor has a right are listed on Exhibit A.

5.                                       Covenants.  The Debtor covenants and agrees with the Secured Party that, from and after the date of this Security Agreement until the obligations are paid in full and the commitment terminated:

(a)                                  Further Documentation; Pledge of Instruments and Chattel Paper.  At any time and from time to time, upon the written request of the Secured Party, and at the sole expense of the Debtor, the Debtor will promptly and duly execute and deliver such further instruments and documents and take such further action as the Secured Party may reasonably request for the purpose of obtaining or preserving the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the UCC in effect in any jurisdiction with respect to the Liens created hereby.  The Debtor also hereby authorizes the Secured Party to file any such financing or continuation statement without the signature of the Debtor to the extent permitted by applicable law.  A carbon, photographic or other reproduction of this Security Agreement shall be sufficient as a financing statement for filing in any jurisdiction.  If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper (other than Contracts constituting Chattel Paper), such instrument or Chattel Paper shall be immediately delivered to the Secured Party, duly endorsed in a manner satisfactory to the Secured Party to be held as Collateral pursuant to this Security Agreement.

(b)                                 Indemnification.  The Debtor agrees to pay, and to save the Secured Party harmless from, any and all liabilities, reasonable costs and expenses (including, without limitation, reasonable legal fees and expenses) (i) with respect to, or resulting from, any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay not caused by the Secured Party in complying with any requirement of law, rule, regulation or guideline of any Governmental Authority (collectively, a “Requirement of Law”) applicable to any of the Collateral or (iii) in connection with any of the transactions contemplated by this Security Agreement.  In any suit, proceeding or action brought by the Secured Party under any Account or Contract for any sum owing thereunder, or to enforce any provisions of any Account or Contract, the Debtor will save, indemnify and keep the Secured Party harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Debtor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Debtor.

(c)                                  Maintenance of Records.  The Debtor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Accounts.  The Debtor will mark its books and records pertaining to the Collateral to evidence this Security

Agreement and the security interests granted hereby.  For the Secured Party’s further security, the Secured Party shall have a security interest in all of the Debtor’s books and records pertaining to the Collateral, and the Debtor shall turn over any such books and records to the Secured Party or to its representatives during normal business hours at the request of the Secured Party.

(d)                                 Right of Inspection.  Permit representatives of the Secured Party from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the assets of Debtor and each of its Subsidiaries, inspect, audit and make extracts from its books and records, and discuss with its officers, its employees and its independent accountants, Debtor’s and each of its Subsidiaries’ business, assets, liabilities, financial condition, business prospects and results of operations; provided that absent the occurrence of a Default or an Event of Default, such inspections shall be limited to three times during each year of terms of this Agreement.

(e)                                  Compliance with Laws, etc.  The Debtor will comply in all material respects with all Requirements of Law applicable to the Collateral or any part thereof or to the operation of the Debtor’s business; provided, however, that the Debtor may contest any Requirement of Law in any reasonable manner which shall not, in the sole opinion of the Secured Party, adversely affect the Secured Party’s rights or the priority of its Liens on the Collateral.

(f)                                    Compliance with Terms of Contracts, etc.  The Debtor will perform and comply in all material respects with all its obligations under the Contracts and all its other Contractual Obligations relating to the Collateral except where such nonperformance and noncompliance could not reasonably be expected to have a Material Adverse Effect.

(g)                                 Payment of Obligations.  The Debtor will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings, (ii) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein and (iii) such charge is adequately reserved against on the Debtor’s books in accordance with GAAP.

(h)                                 Limitation on Liens on Collateral.  The Debtor will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than the Liens created hereby and Permitted Liens, and will defend the right, title and interest of the Secured Party in and to any of the Collateral against the claims and demands of all Persons whomsoever.

(i)                                     Limitations on Dispositions of Collateral.  The Debtor will not sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so except for (x) sales of Inventory in the ordinary course of its business and (y) so long as no Default or Event of Default has occurred and is continuing, the disposition in the ordinary course of business of property not material to the conduct of its business or as otherwise permitted under the Credit Agreement.

(j)                                     Limitations on Modifications, Waivers, Extensions of Contracts and Agreements Giving Rise to Accounts.  The Debtor will not (i) amend, modify, terminate or waive any provision of any Contract or any agreement giving rise to an account in any manner which could reasonably be expected to materially adversely affect the value of such Contracts or Accounts as Collateral when examined in the aggregate, (ii) fail to exercise promptly and diligently each and every material right which it may have under each Contract and each agreement giving rise to an Account (other than any right of termination) where such failure could have a material adverse effect on the value of such Contracts or Accounts when examined in the aggregate or (iii) fail to deliver to the Secured Party a copy of each material demand, notice or document received by it relating in any way to any Contract or any material agreement giving rise to an Account.

(k)                                  Maintenance of Equipment.  The Debtor will maintain each item of Equipment in good operating condition, ordinary wear and tear and immaterial impairments of value and damage by the elements excepted, and will provide all maintenance, service and repairs necessary for such purpose except where the failure to maintain such Equipment could not reasonably be expected to have a material adverse effect.

(l)                                     Maintenance of Insurance.  The Debtor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Inventory, Equipment and Vehicles against loss by fire, explosion, theft and such other casualties in amounts comparable to amounts of insurance coverage obtained by similar businesses of similar size acting prudently and (ii) insuring the Debtor, the Secured Party against liability for personal injury and property damage relating to such Inventory, Equipment and Vehicles, such policies to be in such form and amounts and having such coverage as shall be comparable to forms, amounts and coverage, respectively, obtained by similar businesses of similar size acting prudently, with losses payable to the Debtor, the Secured Party as its interests may appear.  All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by the Secured Party of written notice thereof, (ii) name the Secured Party as insured and (iii) be reasonably satisfactory in all other respects to the Secured Party.  If required by the Secured Party, the Debtor shall deliver to the Secured Party a report of a reputable insurance broker with respect to such insurance as set forth in the Credit Agreement.

(m)                               Further Identification of Collateral.  The Debtor will furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail.

(n)                                 Notices.  The Debtor will advise the Secured Party promptly, in reasonable detail, at its address set forth in the Credit Agreement, (i) of any Lien (other than Liens created hereby or Permitted Liens) on, or claim asserted against, any of the Collateral and (ii) of the occurrence of any other event which could reasonably be expected to have a Material Adverse Effect.

(o)                                 Changes in Locations, Name, etc.  The Debtor will not (i) change the location of its chief executive office, chief place of business or jurisdiction of incorporation or organization from that specified in Schedule 4(f) or remove its books and records from the location specified in Schedule 4(c), (ii) permit any of the Inventory or Equipment to be kept at a location other than disclosed to Secured Party, or (iii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Secured Party in connection with this Security Agreement would become seriously misleading or faulty under Article 9, unless it shall have given the Secured Party at least thirty (30) days prior written notice thereof.

(p)                                 Intellectual Property.

(i)                                     The Debtor (either itself or through licensees) will, except with respect to any trademark that the Debtor shall reasonably determine is of negligible economic value to it, (i) continue to use each trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such trademark, (iii) with respect to a registered trademark, employ such trademark with the appropriate notice of registration, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such trademark unless the Secured Party, shall obtain a perfected security interest in such mark pursuant to this Security Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any trademark may become invalidated.

(ii)                                  The Debtor will not, except with respect to any patent that the Debtor shall reasonably determine is of negligible economic value to it, do any act, or omit to do any act, whereby any patent may become abandoned or dedicated.

(iii)                               The Debtor will notify the Secured Party immediately if it knows, or has reason to know, that any application or registration relating to any Intellectual Property may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country) regarding the Debtor’s ownership of any Intellectual Property or its right to register the same or to keep and maintain the same.

(iv)                              Whenever the Debtor, either by itself or through any Secured Party, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office with the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, the Debtor shall report such filing to the Secured Party within five (5) Business Days after the last day of the fiscal quarter in which such filing occurs.

(v)                                 The Debtor shall execute and deliver any and all agreements, instruments, documents, and papers as the Secured Party may request to evidence the

Secured Party’s security interest in any Intellectual Property and the goodwill and general intangibles of the Debtor relating thereto or represented thereby, and the Debtor hereby constitutes the Secured Party its attorney-in-fact to execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest is irrevocable until the Obligations are paid in full and the commitment is terminated.

(vi)                              The Debtor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of any registered Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(vii)                           In the event that any material Intellectual Property included in the Collateral is infringed, misappropriated or diluted by a third party, the Debtor shall promptly notify the Secured Party after it learns thereof and shall, unless the Debtor shall reasonably determine that such Intellectual Property is of negligible economic value to the Debtor, promptly sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or take such other actions as the Debtor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property.

(q)                                 Vehicles.  The Debtor will maintain each Vehicle in good operating condition, ordinary wear and tear and immaterial impairments of value and damage by the elements excepted, and will provide all maintenance, service and repairs necessary for such purpose.  The Debtor will notify the Secured Party of each acquisition or sale of a Vehicle, promptly following the acquisition or sale thereof.  If an Event of Default shall occur and be continuing, at the request of the Secured Party the Debtor shall, within five (5) Business Days after such request, file applications for certificates of title indicating the Secured Party’s Lien on the Vehicles covered by such certificates, together with any other necessary documentation, in each office in each jurisdiction which the Secured Party shall deem advisable to perfect its Lien on the Vehicles.

(r)                                    Inventory.  None of the Inventory of the Debtor shall be evidenced by a warehouse receipt.

(s)                                  Commercial Tort Claims.  The Debtor shall promptly notify the Secured Party in writing upon incurring or otherwise obtaining a Commercial Tort Claim against any third party, and upon request of the Secured Party, promptly enter into an amendment to this Security Agreement and do such other acts or things deemed appropriate by the Secured Party to give the Secured Party a security interest in any such Commercial Tort Claim.

6.                                       Secured Party’s Power of Attorney.

(a)                                  Debtor hereby irrevocably designates, makes, constitutes and appoints Lender (and all Persons designated by Lender) as Debtor’s true and lawful attorney (and agent-in-fact) and Lender, or Lender’s agent, may, without notice to Debtor and in either Debtor’s or Lender’s name, but at the cost and expense of Debtor:

(b)                                 At such time or times upon or after the occurrence of a Default or an Event of Default as Lender or said agent, in its sole discretion, may determine, endorse Debtor’s name on any checks, notes, acceptances, drafts, money orders or any other evidence of payment or proceeds of the Collateral which come into the possession of Lender or under Lender’s control.

(c)                                  At such time or times upon or after the occurrence of an Event of Default as Lender or its agent in its sole discretion may determine: (i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of Debtor’s rights and remedies with respect to the collection of the Accounts; (ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (iii) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Lender deems advisable and, at Lender’s option, with all warranties regarding the Collateral disclaimed; (iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (v) prepare, file and sign Debtor’s name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (vi) receive, open and dispose of all mail addressed to Debtor and to notify postal authorities to change the address for delivery thereof to such address as Lender may designate; (vii) endorse the name of Debtor upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Lender on account of the Obligations; (viii) endorse the name of Debtor upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory and any other Collateral; (ix) use Debtor’s stationery and sign the name of Debtor to verifications of the Accounts and notices thereof to Account Debtors; (x) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory, Equipment and any other Collateral; (xi) make and adjust claims under policies of insurance; and (xii) do all other acts and things necessary, in Lender’s determination, to fulfill Debtor’s obligations under this Agreement.

(d)                                 Other Powers.  The Debtor also authorizes the Secured Party, at any time and from time to time, to execute, in connection with the sale provided for in Section 9 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

(e)                                  No Duty on Secured Party’s Part.  The powers conferred on the Secured Party hereunder are solely to protect the Secured Party’s interests in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers.  The Secured Party shall be accountable only for amounts that they actually receives as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Debtor for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

7.                                       Performance by Secured Party of Debtor’s Obligations.  If the Debtor fails to perform or comply with any of its agreements contained herein and the Secured Party, as provided for by the terms of this Security Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Secured Party incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the Default Rate, shall be payable by the Debtor to the Secured Party on demand and shall constitute Obligations secured hereby.

8.                                       Proceeds.  In addition to the rights of the Secured Party specified in Section 3(d) with respect to payments of Accounts, it is agreed that if an Event of Default shall occur and be continuing (a) all Proceeds received by the Debtor consisting of cash, checks and other near-cash items shall be held by the Debtor in trust for the Secured Party, segregated from other funds of the Debtor, and shall, forthwith upon receipt by the Debtor, be turned over to the Secured Party in the exact form received by the Debtor (duly endorsed by the Debtor to the Secured Party, if required), and (b) any and all such Proceeds received by the Secured Party (whether from the Debtor or otherwise) may, in the sole discretion of the Secured Party, be held by the Secured Party as collateral security for, and/or then or at any time thereafter may be applied by the Secured Party against, the Obligations (whether matured or unmatured), such application to be made in accordance with the provisions of the Credit Agreement.  Any balance of such Proceeds remaining after the Obligations shall have been paid in full and the commitment shall have been terminated shall be paid over to the Debtor or to whomsoever may be lawfully entitled to receive the same.

9.                                       Remedies.  Upon and after the occurrence of an Event of Default, Lender shall have and may exercise from time to time the following other rights and remedies:

(a)                                  All of the rights and remedies of a secured party under the UCC or under other applicable law, and all other legal and equitable rights to which Lender may be entitled, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Security Agreement or any of the other Loan Documents, and none of which shall be exclusive.

(b)                                 The right to take immediate possession of the Collateral, and to (i) require Debtor to assemble the Collateral, at Debtor’s expense, and make it available to Lender at a place designated by Lender which is reasonably convenient to both parties, and (ii) enter any premises where any of the Collateral shall be located and to keep and store the Collateral on said premises until sold (and if said premises be the property of Debtor, Debtor agrees not to charge Lender for storage thereof).

(c)                                  The right to sell or otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Lender, in its sole discretion, may deem advisable. Debtor agrees that ten (10) days written notice to Debtor of any public or private sale or other disposition of Collateral shall be reasonable notice thereof, and such sale shall be at such locations as Lender may designate in said notice. Lender shall have the right to conduct such sales on Debtor’s premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law.  Lender shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations and the Guaranty Obligations. The proceeds realized from the sale of any Collateral may be applied first to the costs, expenses and attorneys’ fees incurred by Lender in collecting the Obligations and/or the Guaranty Obligations, in enforcing the rights of Lender under the Loan Documents and in collecting, retaking, completing, protecting, removing, storing, advertising for sale, selling and delivering any Collateral; second to the interest due upon any of the Obligations and/or the Guaranty Obligations; and third, to the principal of the Obligations and/or the Guaranty Obligations. If any deficiency shall arise, Debtor shall remain jointly and severally liable to Lender therefor.

(d)                                 Lender is hereby granted a license or other right to use, without charge, Debtor’s labels, patents, copyrights, rights of use of any name, trade secrets, tradenames, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and Debtor’s rights under all licenses and all franchise agreements shall inure to Lender’s benefit.

10.                                 Limitation on Duties Regarding Preservation of Collateral.  The Secured Party’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Secured Party deals with similar property for its own account.  Neither the Secured Party, nor any of its respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Debtor or otherwise.

11.                                 Powers coupled with an Interest.  All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

12.                                 Severability.  Any provision of this Security Agreement, that is prohibited or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.                                 Paragraph Headings.  The paragraph headings used in this Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

14.                                 No Waiver; Cumulative Remedies.  The Secured Party shall not by any act (except by a written instrument pursuant to Section 15 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof.  No failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy, which the Secured Party would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

15.                                 Waivers and Amendments; Successors and Assigns, Governing Law.  None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except as provided by the Credit Agreement.  This Security Agreement shall be binding upon the successors and assigns of the Debtor and shall inure to the benefit of the Secured Party and its respective successors and assigns.  This Security Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, applicable to contracts made and performed in such state.

16.                                 Jurisdiction.  The Debtor hereby consents and agrees that the state or federal courts located in the County of New York, State of New York shall have exclusive jurisdiction to hear and determine any claims or disputes between the Debtor, on the one hand, and Lender, on the other hand, pertaining to this Security Agreement or to any matter arising out of or related to this Security Agreement, provided, that Lender and the Debtor acknowledge that any appeals from those courts may have to be heard by a court located outside of the County of New York, State of New York, and further provided, that nothing in this Security Agreement shall be deemed or operate to preclude Lender from bringing suit or taking other legal action in any other jurisdiction to collect on the Obligations and the Guaranty Obligations, to realize on the Collateral or any other security for the Obligations or the Guaranty Obligations, or to enforce a judgment or other court order in favor of Lender.  The Debtor expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and the Debtor hereby waives any objection which it may have based upon lack of personal jurisdiction, improper venue or forum non conveniens.  The Debtor hereby waives personal service of the summons, complaint and other process issued in any such action or suit and agrees that service of such summons, complaint and other process may be made by registered or certified mail addressed to the Debtor at the address set forth on the signature lines hereto and that service so made shall be deemed completed upon the earlier of the Debtor’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

The parties desire that their disputes be resolved by a judge applying such applicable laws.  Therefore, to achieve the best combination of the benefits of the judicial system and of arbitration, the parties hereto waive all rights to trial by jury in any action, suit, or proceeding brought to resolve any dispute, whether arising in contract, tort, or otherwise between Lender, and/or any Debtor arising out of, connected with, related or incidental to the relationship established between them in connection with this Security Agreement or the transactions related hereto.

17.                                 Joinder.  It is understood and agreed that any Person that desires to become a Debtor hereunder, or is required to execute a counterpart of this Security Agreement after the date hereof pursuant to the requirements of the Credit Agreement or any Ancillary Agreement, shall become a Debtor hereunder by (a) executing a Joinder Agreement in form and substance satisfactory to Lender, (b) delivering supplements to such exhibits and annexes to the Credit Agreement or any Ancillary Agreements as Lender shall reasonably request and (c) taking all actions as specified in this Security Agreement as would have been taken by the Debtor had it been an original party to this Security Agreement, in each case with all documents required above to be delivered to Lender and with all documents and actions required above to be taken to the reasonable satisfaction of Lender.

18.                                 Notices.  Notices hereunder shall be given to the Debtor in the manner set forth in the Credit Agreement at the address set forth below the Debtors’ signature lines.

19.                                 Termination.  Upon the termination of the Guaranty Agreement set forth in the Credit Agreement, this Security Agreement shall terminate and the Secured Party shall deliver any release of the Liens created under this Security Agreement that the Debtor may reasonably request.

20.                                 Specific Releases.   So long as no Default or Event of Default has occurred and is continuing, if the Debtor shall sell, transfer, lease or otherwise dispose of any of the Collateral permitted by the terms of this Security Agreement, including, without limitation, Section 5(i) hereof, then the Secured Party shall deliver a release in respect of any Lien created under this Security Agreement in such disposed Collateral that the Debtor may reasonably request.

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the date first above written.

LENDER:

LAURUS MASTER FUND, LTD.

By:
Name:
Title:

DEBTOR:

IWT TESORO TRANSPORT, INC.

By:
Name:
Title:

Notice Address:

191 Post Road West
Westport, Connecticut 06880
Attention: Henry J. Boucher, Jr., CEO
Telephone: (203) 221-2770
Facsimile: (203) 221-2797

THE TILE CLUB, INC.

By:
Name:
Title:

Notice Address:

191 Post Road West
Westport, Connecticut 06880
Attention: Henry J. Boucher, Jr., CEO
Telephone: (203) 221-2770
Facsimile: (203) 221-2797

IMPORT FLOORING GROUP, INC.

By:
Name:
Title:

Notice Address:

191 Post Road West
Westport, Connecticut 06880
Attention: Henry J. Boucher, Jr., CEO
Telephone: (203) 221-2770
Facsimile: (203) 221-2797

IWT TESORO INTERNATIONAL LTD.

By:
Name:
Title:

Notice Address:

191 Post Road West
Westport, Connecticut 06880
Attention: Henry J. Boucher, Jr., CEO
Telephone: (203) 221-2770
Facsimile: (203) 221-2797

EXHIBIT A

[Commercial Tort Claims, if any]

SCHEDULE 4(c)

Location of Books and Records

SCHEDULE 4(e)

Location of Inventory and Equipment

SCHEDULE 4(f)

Chief Executive Office, Chief Place of Business
and Jurisdiction of Incorporation

SCHEDULE 4(g)

Intellectual Property

SCHEDULE 4(i)

Deposit Accounts